Exhibit (j)(3)

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304

                             OFFICE: +1.216.479.8500
                              FAX: +1.216.479.8780

                               September 28, 2006


National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio  44114

         RE: ALLEGIANT OHIO INTERMEDIATE TAX EXEMPT BOND FUND ALLEGIANT OHIO MUNICIPAL MONEY MARKET FUND
                  ------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 78 to the Registration Statement on Form N-1A of Allegiant Ohio Intermediate Tax Exempt Bond Fund and Allegiant Ohio Municipal Money Market Fund and the related Statement of Additional Information. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                           Very truly yours,


                                           /s/ Squire, Sanders & Dempsey L.L.P.